Fourth Quarter 2025 Shareholder Letter

Q4 2025 HIGHLIGHTS

BUSINESS OVERVIEW

FOURTH QUARTER 2025 HIGHLIGHTS:

- Total revenue grew 21.9% year-over-year to $400.5m.
    - Shack sales grew 21.7% year-over-year to $385.3m.
    - Licensing revenue grew 26.7% year-over-year to $15.2m.
- System-wide sales grew 23.4% year-over-year to $618.0m.
- Average weekly sales (AWS) decreased 2.5% year-over-year to $77k.
- Same-Shack sales (SSS) grew 2.1% year-over-year.
- Operating income of $18.7m versus $10.2m last year.
    - Restaurant-level profit margin[1] of 22.7% of Shack sales, flat year-over-year.
- Net income of $13.0m versus $9.3m last year.
    - Adjusted EBITDA[1] of $56.1m, up 20.2% year-over-year.
- Net income attributable to Shake Shack Inc. of $11.8m, or earnings of $0.28 per diluted share.
    - Adjusted pro forma net income[1] of $16.6m, or earnings of $0.37 per fully exchanged and diluted share.
- Opened 15 new Company-operated Shacks and 17 new licensed Shacks.

"2025 was a year of strong execution and disciplined growth that demonstrated our focus on the right strategic priorities. Despite an uncertain macroeconomic environment, our team delivered solid financial results, expanded our footprint with our largest class yet, and made important strides in improving our unit economics and guest value proposition. For the year, we grew Total revenue by more than 15%, delivered positive same-Shack sales growth with 2.3% comps, expanded our Restaurant-level profit margin by 120 bps to 22.6%, and drove 20% year-over-year growth in Adjusted EBITDA. Our success reflects the disciplined execution of operational excellence, supply chain optimization, compelling culinary innovation, and enhanced unit economics through margin expansion and meaningful reductions in build costs, positioning the business for more durable and profitable growth," said Chief Executive Officer, Rob Lynch.

"Our solid fourth-quarter results marks our 20th consecutive quarter of positive same-Shack sales with growth of 2.1%, alongside strong Restaurant-level margins at 22.7% and double-digit Adjusted EBITDA growth of over 20% year-over-year. We delivered these results while navigating challenging commodity pressures, particularly in beef. We are entering 2026 with confidence, guided by a clear strategy and a disciplined focus on creating long-term value for our guests, team members, and shareholders," concluded Mr. Lynch.

System-wide Sales

$618.0m

23.4% growth year-over-year driven by new Shack openings and SSS% growth in existing Shacks.

Same-Shack Sales (SSS) Growth

+2.1%

With +50 bps traffic growth year-over-year and same-Shack sales improving sequentially each month despite weather headwinds the last six weeks of the quarter.

Restaurant-level Profit Margin[1]

22.7%

In-line with last year as benefits from labor productivity helped offset higher beef costs and marketing investments.

1. Restaurant-level profit, Restaurant-level profit margin, Adjusted EBITDA and Adjusted pro forma net income are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter.

2

$72M $64M $82M $81M $87M 22.7% 20.7% 23.9% 22.8% 22.7% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% 22.0% 24.0% 26.0% 28.0% 30.0% 32.0% 34.0% 36.0% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 4Q24 1Q25 2Q25 3Q25 4Q25 $79K $72K $78K $78K $77K 4Q24 1Q25 2Q25 3Q25 4Q25 $329M $321M $356M $367M $401M 4Q24 1Q25 2Q25 3Q25 4Q25 579 589 610 630 659 4Q24 1Q25 2Q25 3Q25 4Q25 $501M $489M $550M $572M $618M 4Q24 1Q25 2Q25 3Q25 4Q25 1. Restaurant-level profit, Restaurant-level profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measur s presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. Adjusted EBITDA 1 Average Weekly Sales (AWS) System -wide Shack Count System -wide Sales Q4 2025 HIGHLIGHTS Q4 2025 marked the 20th consecutive quarter of positive same -Shack sales with +2.1 % growth, along with Total revenue +21.9% and Adjusted EBITDA +20.2% year -over -year, while Restaurant -level profit margin was flat to last year. 3 Total revenue grew 21.9% year-over-year. System-wide sales grew 23.4% year-over-year. AWS decreased 2.5% year-over-year. System-wide unit count grew 13.8% year-over-year versus 4Q24, including: • 45 new Company-operated Shack openings • 40 new licensed Shack openings • 4 licensed Shack closures • 1 Company-operated Shack closure Adjusted EBITDA grew 20.2% year-over-year and was 14.0% of Total revenue. % label indicates Adjusted EBITDA margin. % label indicates Restaurant-level profit margin.1 Restaurant-level profit grew 21.6% year-over-year and was 22.7% of Shack sales. $47M $41M $59M $54M $56M 14.2% 12.7% 16.5% 14.7% 14.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $0 $10 $20 $30 $40 $50 $60 4Q24 1Q25 2Q25 3Q25 4Q25 Total Revenue Restaurant -level Profit 1

$740M $900M $1.09B $1.25B $1.45B FY21 FY22 FY23 FY24 FY25 369 436 518 579 659 FY21 FY22 FY23 FY24 FY25 $1.12B $1.38B $1.70B $1.92B $2.23B FY21 FY22 FY23 FY24 FY25 Total Revenue Adjusted EBITDA 1 Restaurant -level Profit 1 System -wide Shack Count System -wide Sales FY2025 HIGHLIGHTS TOTAL REVENUE GREW >15%, RESTAURANT - LEVEL PROFIT MARGIN EXPANDED 120 BPS, WE OPENED 45 COMPANY - OPERATED SHACKS 4 Total revenue grew 15.4% year-over-year. System-wide sales grew 15.9% year-over-year. System-wide unit count grew 13.8% year-over-year, including versus FY24: • 45 new Company-operated Shack openings. • 40 new licensed Shack openings. Adjusted EBITDA grew 19.5% year-over-year to 14.5% of Total revenue. $120M $152M $208M $258M $314M 16.8% 17.5% 19.9% 21.4% 22.6% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $10 $60 $110 $160 $210 $260 $310 $360 FY21 FY22 FY23 FY24 FY25 Average Weekly Sales (AWS) % label indicates Restaurant-level profit margin.1 Restaurant-level profit grew 21.9% year-over-year. % label indicates Adjusted EBITDA margin. $71K $73K $75K $76K $76K FY21 FY22 FY23 FY24 FY25 1. Restaurant-level profit, Restaurant-level profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measur s presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. $56M $73M $132M $176M $210M 7.5% 8.1% 12.1% 14.0% 14.5% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% $0 $50 $100 $150 $200 $250 FY21 FY22 FY23 FY24 FY25 AWS was flat year-over-year.

5 TO OUR SHAREHOLDERS We are proud of the work that our teams did to deliver solid fourth quarter results, while continuing to build the foundation for sustainable, long-term growth. In the fourth quarter 2025, Total revenue reached $400.5 million, up nearly 22% year-over-year, with Shack sales growing approximately 22% year-over-year to $385.3 million and Licensing revenue reaching $15.2 million, along with 23% year-over-year growth in System-wide sales. We grew same-Shack sales 2.1% - marking the 20th consecutive quarter of positive growth for our Company. We delivered 0.5% positive traffic growth and 1.6% price/mix. Same-Shack sales grew sequentially each month of the quarter, however the last six weeks of the quarter did not meet our expectations due to inclement weather in some of our most heavily penetrated markets like the Northeast. D spite weather-related headwinds, we maintained positive same-Shack sales and positive traffic. With our strong sales and operational improvements, we sustained our Restaurant-level profit margin at 22.7% - demonstrating our ability to maintain profitability despite macroeconomic headwinds and higher beef costs that rose by low-teens. We continue to strengthen our culinary development process through our disciplined stage-ga e framework, ensuring every item meets our gold standard of culinary innovation and quality, resonates with our guests, and is operationally friendly. Our enhanced approach delivered tangible results throughout the year, including one of our most successful LTO shakes, the Dubai Chocolate Shake, and successful side innovations like onion rings, which resonated so strongly with guests the item was added to our core menu. Building a strong culture of leaders remains essential to how we open our pipeline with excellence and execute against our long-term growth objectives. We opened 15 new Company-operated Shacks and 17 new licensed Shacks in the fourth quarter. For the full year 2025, we opened 45 Company-operated Shacks - our largest class to date - and 40 licensed Shacks. We made significant progress in optimizing our build model, reducing the average net build cost for new Shacks to under $2 million in 2025, a reduction of approximately 20% compared to the prior year. In 2025, we grew Total revenue by more than 15% to $1.45 billion, delivered positive same-Shack sales growth of 2.3%, expanded our Restaurant-level profit margin by 120 basis points to 22.6%, and drove 20% year-over-year growth in Adjusted EBITDA, reaching approximately $210 million. Looking ahead to 2026, we are building off our strong 2025 foundation with clear strategic priorities and disciplined execution. We plan to open 55 to 60 new Company-operated Shacks, primarily in markets outside of our historical footprint. We remain focused on becoming a best-in-class restaurant operations company, supporting our team members to accurately and expediently serve guests the highest-quality food in the industry at great value with enlightened hospitality. February 26, 2026

SHAKE SHACK®

ROAD TO 1500

2025 STRATEGIC PRIORITIES	2025 ACHIEVEMENTS

(1) BUILD A CULTURE OF LEADERS

WE ARE BUILDING A PIPELINE OF LEADERS TO SUPPORT OUR ROAD TO 1,500 SHACKS.

- Supported managers with improved data and analytics, and recruiting and training tools.
- Average team member tenure has increased nearly 40% since 2023

(2) OPTIMIZE RESTAURANT OPERATIONS

WE ARE DRIVING PROFITABILTIY WITH A FOCUS ON DEVELOPING OUR PEOPLE AND ACCOUNTABILITY ON PERFORMANCE.

- Grew Restaurant-level profit margin by 120 bps year-over-year, led by improved labor productivity and operational enhancements.
- Our "performance scorecard" implemented across the system provided greater visibility and accountability across people, performance, and profits.

(3) DRIVE COMP SALES BY INCREASING GUEST FREQUENCY

OUR GREATEST OPPORTUNITY TO GROW SAME-SHACK SALES IS THROUGH FREQUENCY.

- Delivered culinary innovation through menu platforms – Summer BBQ and French Onion both with new premium sides like fried pickles and onion rings - and LTO offers like Dubai Shake and The Big Shack.
- Drove guest acquisition and frequency through our "dollar sodas" offer and "$1, $3, $5" in-app promotion increasing app downloads by approximately 50% since launch.

(4) BUILD AND OPERATE OUR SHACKS WITH BEST-IN-CLASS RETURNS

WE ARE GROWING OUR INDUSTRY LEADING CASH-ON-CASH RETURNS.

- Reduced average net build cost for new Shacks to under $2 million in 2025, down ~20% year-over-year, through disciplined design simplification, value engineering, and procurement strategies.
- We opened 45 Company-operated Shacks in 2025 and plan to open 55 to 60 in 2026.

(5) ACCELERATE OUR LICENSED BUSINESS

WE ARE BUILDING THE PIPELINE FOR GROWTH AROUND THE GLOBE.

- We opened 40 licensed Shacks in 2025 and plan to open 40 to 45 licensed Shacks in 2026.
- Announced strategic partnerships, including Hawaii, PENN Entertainment casinos, and entry into Vietnam and Panama.
- Expanded our global reach while reinforcing Shake Shack as a premium, internationally recognized brand.

(6) INVEST IN OUR FUTURE & LONG-TERM STRATEGIC CAPABILITIES

WE ARE ACCELERATING OUR PACE OF INNOVATION.

- Our Kitchen Innovation Lab in Atlanta is developing solutions to make our operations even more efficient while improving product quality, consistency, and speed.
- Continuing to invest in our technology infrastructure to enhance Shack operations, enable guest recognition and lay the groundwork for a future loyalty platform.

LICENSED BUSINESS HIGHLIGHTS

Our Licensing revenue grew 26.7% year-over-year to $15.2m. Licensing sales[1] grew by 26.4% to $232.7m and we opened 17 new licensed Shacks in the quarter. We are proud of the continued momentum we have seen in our licensed business. Sales growth this quarter was driven by new Shack openings and continued strength in new markets we have opened in the past two years such as Canada and Israel.

We achieved our goal to open 40 new licensed Shacks in 2025 and expect to open 40 to 45 more in 2026. We ended the year with 286 licensed Shacks across 20 markets. In 2026, we look forward to opening our first Shacks in Panama and Vietnam as well as opening in regional casinos through our partnership with PENN Entertainment.

WE GREW LICENSING SALES 26% VERSUS LAST YEAR

	4Q24	1Q25	2Q25	3Q25	4Q25
Licensing Sales	$184.1M	$179.6M	$206.7M	$218.7M	$232.7M
YoY Licensing Sales Growth	11%	10%	16%	15%	26%
NSOs	9	7	9	7	17


SHAKES
Yonge & Eglinton, Canada


SHAKE SHACK
Robinsons Magnolia, Philippines


JungCeylon, Thailand

Fiscal November 2025

Vaughan Mills, Toronto, Canada
Kiryat Ono, Tel Aviv, Israel
Elements, Hong Kong
Pedregal, Mexico City, Mexico
Monmouth Park, New Jersey, USA
Robinsons Magnolia, Quezon City, Philippines
Kings Cross, London, United Kingdom

Fiscal December 2025

Pavilion KL, Kuala Lumpur, Malaysia
Estancia Capitol Commons, Manila, Philippines
JungCeylon, Phuket, Thailand
Da Rong Cheng Art Park, Beijing
Paju Premium Outlet, Gyeonggi, Korea
Langham Place, Hong Kong

Fiscal January 2026

Shanghai Century Link Tower, Shanghai
Big Ashdod, Ashdod, Israel

1. Licensing sales is an operating measure and consists of sales from licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to Licensing revenue based on a percentage of sales from licensed Shacks, as well as certain fees, such as territory fees, opening fees, and termination fees.

7

AWS AND SAME-SHACK SALES[1]

Fourth quarter AWS was $77k. We finished off the year strong with positive traffic in the fourth quarter, despite unfavorable weather towards the end of the quarter. Sales benefited from marketing promotions, an increase in operating hours, and check driving strategies on our digital channels.



Q4 2025 AWS $77K
$79K
$72K
$78K
$78K
$75K
$74K
$80K
$68K
Total YoY Shack Sales Growth
15%
10%
12%
16%
13%
13%
35%
5%
Fourth Quarter 2024
First Quarter 2025
Second Quarter 2025
Third Quarter 2025
Fiscal October 2025
Fiscal November 2025
Fiscal December 2025
Fiscal January 2026

Same-Shack sales grew 2.1% year-over-year in 4Q25. We delivered strong performance this quarter, achieving positive comps in nearly all regions. However, ongoing macro pressures, especially in the New York City / DC Metro areas, continued to impact our overall results. Traffic increased for the second consecutive quarter, up 50bps. We drove this traffic momentum through targeted initiatives such as our $1, $3, $5 in-app promotion, which has proven to be an effective tool for both guest acquisition and engagement.

Price / mix grew 1.6%. For the quarter, we had approximately 2% in-Shack menu price and approximately 4% blended menu price across all channels. This compares to approximately blended 6% price in Q4 2024. Negative mix in the quarter was driven by our additional traffic driving initiatives.

January SSS%[2] grew 4.3% year-over-year. Despite meaningful weather headwinds in January, we've generated solid sales growth fueled by continued traction in our in-app value platform, increased hours of operations in our Shacks, and the launch of compelling culinary innovation.

4Q25 SSS[1] UP 2.1% VERSUS PRIOR YEAR



Fourth Quarter 2024
First Quarter 2025
Second Quarter 2025
Third Quarter 2025
Fourth Quarter 2025
5%
5%
5%
4%
3%
4%
0%
2%
2%
2%
1%
1%
(1%)
(1%)
(5%)
Total SSS %
Traffic %
Price/Mix %

SSS[1] BY REGION VERSUS PRIOR YEAR



Fourth Quarter 2024
First Quarter 2025
Second Quarter 2025
Third Quarter 2025
Fourth Quarter 2025
9%
5%
3%
3%
0%
5%
2%
2%
1%
-2%
NYC (incl. Manhattan)
South
Midwest
Northeast
West

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. As a reminder, SSS excludes the impact of closures that are two consecutive days or more, but one day closures and the impact of operating with fewer hours are included.
2. To normalize for the 53rd week in fiscal 2025, the compare periods for 2025 have been shifted forward one week from the fiscal calendar, in order to show a more like-for-like comparison



PRIDE

9 RESTAURANT - LEVEL PROFIT Fourth quarter Restaurant -level profit 1 grew 21.6% year -over -year to $87.4m, with Restaurant -level profit margin flat at 22.7% of Shack sales. Restaurant -level costs in the fourth quarter (covered in more detail on the following pages) were as follows: • Food and paper costs were 28.7% of Shack sales. • Labor and related expenses were 25.4% of Shack sales. • Other operating expenses were 15.5% of Shack sales. • Occupancy and related expenses were 7.6% of Shack sales. Our success this past year reflects the disciplined execution of a focused set of strategic priorities. We strengthened the fundamentals of the business while continuing to elevate the guest experience –driving improvements in operational excellence, laying the foundation for greater cost discipline within our supply chain, and delivering compelling culinary innovation and value. 1. Restaurant-level profit and Restaurant-level profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. $72M $64M $82M $81M $87M 4Q24 1Q25 2Q25 3Q25 4Q25 Restaurant -level Profit 1 ($) Restaurant -level Profit Margin 1 (%) Restaurant-level profit grew 21.6% year-over-year. Restaurant-level profit margin was flat year-over-year. 22.7% 20.7% 23.9% 22.8% 22.7% 4Q24 1Q25 2Q25 3Q25 4Q25

RESTAURANT-LEVEL PROFIT FOOD & PAPER COSTS

Food and paper costs ("COGS") were 28.7% of Shack sales in the fourth quarter, up 70 bps year-over-year. Inflation in food and paper increased by low single-digits year-over-year, with beef up by low-teens year-over-year. Our focus on diversification and logistics helped to mitigate rising costs and protect margins, without taking outsized price. We conducted the most comprehensive RFPs in our history across key categories and onboarded additional suppliers to foster competition, reduce business risk, and of course, to augment quality.

COGS as a % of Shack Sales


28.0%
27.8%
28.2%
29.3%
28.7%
4Q24
1Q25
2Q25
3Q25
4Q25

We expect food and paper inflation to be in the low single-digits into 2026, despite higher beef costs, through continued focus and resilience of our supply chain initiatives. In 2026, beef inflation is expected to continue at the high single-digit levels. Excluding our supply chain initiatives, food and paper cost inflation would be up mid to high single-digits.

Food and Paper Inflationary Pressures				
Commodities	**Basket Range**	**4Q2025 YoY Actual Inflation**	**1Q2026 YoY Inflation Outlook***	**FY2026 YoY Inflation Outlook***
Beef	Approx. 30%[2]	+ Low Teens %	+ Mid Teens %	+ HSD %
Total Food[1]	~ 90%[3]	+ LSD %	+ LSD%	+ LSD %
Paper and Packaging	~ 10%[4]	Flat	- LSD %	- LSD %
Blended Food & Paper	**100%**	**+ LSD %**	**+ LSD%**	**+ LSD%**

*Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations for our basket; however, the blended weight and the individual components are subject to change for a variety of reasons.



1. Total Food includes food and beverage.
2. Beef basket range calculated as a % of Total Blended Food & Paper.
3. Total Food basket range calculated as a % of Total Blended Food & Paper.
4. Paper & Packaging basket range calculated as a % of Total Blended Food & Paper.

10

RESTAURANT-LEVEL PROFIT
LABOR, OTHER OPEX & OCCUPANCY

Labor and related expenses ("Labor") were **25.4% of Shack sales** in the fourth quarter, **down 150 bps year-over-year**. Our new labor model continued to deliver year-over-year benefits to labor expense by ensuring we have the right team members in the right roles at the right time. This approach drove greater efficiency while enhancing the hospitality experience in our Shacks. In addition, throughout 2025 we implemented our performance scorecard, which has increased visibility and accountability by tracking key metrics across people, performance, and profits.

Labor as a % of Shack Sales


26.9%
28.0%
25.7%
24.9%
25.4%
4Q24
1Q25
2Q25
3Q25
4Q25

Other Opex as a % of Shack Sales


14.8%
15.6%
14.8%
15.2%
15.5%
4Q24
1Q25
2Q25
3Q25
4Q25

Other operating expenses ("Other opex") were **15.5% of Shack sales** in the fourth quarter, up 70 bps year-over-year. The increase was partially driven by higher delivery sales mix. Digital sales accounted for 39.1% of Shack sales, compared to 36.6% last year.

Occupancy and related expenses ("Occupancy") were **7.6% of Shack sales** in the fourth quarter, flat year-over-year.

Occupancy as a % of Shack Sales


7.6%
7.9%
7.5%
7.7%
7.6%
4Q24
1Q25
2Q25
3Q25
4Q25

11

G&A Expenses 2 Fourth quarter General and administrative (“G&A”) expenses were $50.5m. G&A was 12.6% of Total revenue in the quarter, 10 bps higher than last year, with growth driven by incremental marketing investments to drive our sales. $26M $27M $27M $27M $26M 4Q24 1Q25 2Q25 3Q25 4Q25 Depreciation and Amortization Expense $5M $3M $5M $5M $5M 4Q24 1Q25 2Q25 3Q25 4Q25 Pre -opening Costs ADDITIONAL EXPENSES & ADJUSTED EBITDA 1. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. Adjusted EBITDA grew 20.2% year -over -year to $56.1m, or 14.0% of Total revenue – 20 bps lower than last year . EBITDA adjustments for 4Q25 totaled $7.6m, consisting of (i) equity-based compensation of $5.3m, (ii) impairments, loss on disposal of assets, and Shack closures of $1.8m, and (iii) $0.5m of amortization of cloud-based software implementation costs. Adjusted EBITDA 1 12 2. 4Q24 $0.8M professional fees and executive transition costs, 1Q25 $1.2M legal settlement and restatement costs to related to prior periods and 2Q25 $0.6m of severance and restatement costs related to prior periods. Depreciation and amortization expense was $26.4m. Our Depreciation and amortization expense increases as we place development and other IT assets into service. Pre -opening costs were $5.2m. Pre-opening cost per Shack were flat year-over-year despite incurring more costs for future openings as we accelerate our development pipeline. $40M $39M $40M $44M $51M 4Q24 1Q25 2Q25 3Q25 4Q25 $41M $41M excl. one- time adjustments excl. one- time adjustments excl. one- time adjustments $41M $44M $47M $41M $59M $54M $56M 14.2% 12.7% 16.5% 14.7% 14.0% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% $0 $10 $20 $30 $40 $50 $60 $70 4Q24 1Q25 2Q25 3Q25 4Q25 % label indicates Adjusted EBITDA margin $51M

FINANCIAL OUTLOOK

Fiscal first quarter and fiscal year 2026 guidance is derived from preliminary, unaudited results based on information currently available to the Company. We factor in an assumption around a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and do not reflect any change in the current environment including potential changes to tariffs, amongst other factors. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ending April 1, 2026 and its Annual Report on Form 10-K for the fiscal year ending December 30, 2026.

Q1 2026 Guidance

Company-operated openings	12 - 14
Licensed openings	Approx. 4
Total revenue	$366m – $370m
Licensing revenue	$12.8m - $13.2m
Same-Shack sales versus 2025	3.0% - 5.0%
Restaurant-level profit margin	21.5% - 22.0%

FY 2026 Guidance

Company-operated openings	55 – 60
Licensed openings	40 – 45
Total revenue	$1.6b – 1.7b
Licensing revenue	$59.0m - $61.0m
Same-Shack sales[2] versus 2025	+ LSD %
Restaurant-level profit margin	23.0% - 23.5%
General and administrative expenses	12.0% to 13.0% of Total revenue
Equity-based compensation[1]	$28m
Depreciation and amortization expense	$128m - $132m
Pre-opening costs	$25m – $27m
Net income	$50m - $60m
Adjusted EBITDA	$237m - $245m
Adjusted Pro Forma Tax Rate	24% - 25%

Three Year Financial Targets[3]

Total revenue growth	Low Teens %
System-wide unit growth	Low Teens %
Restaurant-level profit margin	At least 50 bps expansion / year
Adjusted EBITDA growth	Low - High Teens %

1. Equity-based compensation is comprised of $25m in G&A and $3m in Restaurant-level profit .
2. To normalize for the 53rd week in fiscal 2025, the compare periods for 2025 have been shifted forward one week from the fiscal calendar, in order to show a more like-for-like comparison.
3. These targets reflect metrics for fiscal years 2025, 2026 and 2027. FY2025 has 53 weeks, and these targets have been adjusted to exclude the 53rd week.

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 31, 2025, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.

14

Financial Details & Definitions

CAUTIONARY NOTE ON FORWARD -LOOKING STATEMENTS 16 This presentation contains forward -looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's growth, including its long-term growth goals, strategic initiatives and priorities, and liquidity. Forward looking statements discuss the Company's current expectations, targets and projections relating to the Company's financial position, results of operations, plans, objectives, future performance and business, including expected financial results and operating performance for fiscal 2025, strategic priorities, expected development targets, and fiscal firstquarter and full year 2026 guidance and three-year financial targets. Forward-looking statements reflectthe Company’s current expectations and projections with respect to future events and are based on certain assumptions and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from trends, plans, or expectations set forth in the forward-looking statements. relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "targets," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar express ons. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the impact of tariffs, the impact of Shack closures, the Company'smanagement of its digital capabilities and expansion into delivery, as well as its kiosk, drive-thru and multiple format investments, the Company's ability to maintain and grow sales at its existing Shacks,and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2024 as filed with the Securities and Exchange Commission ("SEC") and the Company's other SEC filings.All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

DEFINITIONS 17 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees, opening fees, and termination fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of Company- operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense, and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense and Depreciation and amortization expense, which also excludes equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Restaurant-level profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. "Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Fiscal Year Ended	
	December 31, 2025	December 25, 2024
Shacks in the comparable base	278	235
Shack counts (at the end of the period)		
System-wide total	659	579
Company-operated	373	329
Licensed total	286	250
Domestic Licensed	47	44
International Licensed	239	206

Development Highlights

During the fourth quarter of 2025, we opened 15 new Company-operated Shacks and 17 new licensed Shacks. Below are Shacks opened during the fourth quarter of 2025.

Location	Type	Opening Date
Istanbul, Turkey — Kozyatagi City Mall	Licensed	9/25/2025
Phoenix, AZ — Avondale	Company-operated	9/30/2025
Siheung, South Korea — Siheung Premium Outlet	Licensed	10/2/2025
Toronto, Canada — Yonge & Eglinton	Licensed	10/3/2025
Pittsburgh, PA — Pittsburgh Airport Dining Concourse	Licensed	10/7/2025
Syracuse, NY — Dewitt	Company-operated	10/14/2025
Zionsville, IN — Zionsville	Company-operated	10/28/2025
Jenkintown, PA — Jenkintown	Company-operated	10/28/2025
Vaughan, Canada — Vaughan Mills	Licensed	10/28/2025
Staten Island, NY — Hylan Blvd	Company-operated	10/30/2025
Tel Aviv, Israel — Kiryat Ono	Licensed	10/30/2025
Hong Kong, China — Elements Mall	Licensed	11/4/2025
Mexico City, Mexico — Pedregal	Licensed	11/6/2025
Tacoma, WA — Tacoma Mall	Company-operated	11/10/2025
Oceanport, NJ — Monmouth Park	Licensed	11/13/2025
Quezon City, Philippines — Robinsons Magnolia	Licensed	11/13/2025
Oklahoma City, OK — Oak OKC	Company-operated	11/18/2025
Perrysburg, OH — Levis Commons	Company-operated	11/18/2025
London, UK — Kings Cross	Licensed	11/18/2025
Selden, NY — Selden	Company-operated	11/19/2025
Manila, Philippines — Capitol Commons	Licensed	11/28/2025
Kuala Lumpur, Malaysia — Pavilion KL	Licensed	11/28/2025
Pikesville, MD — Festival at Woodholme	Company-operated	11/30/2025
Phuket, Thailand — JungCeylon	Licensed	12/1/2025
Pittsburgh, PA — East Liberty	Company-operated	12/3/2025
Cheshire, CT — Shops at Stone Bridge	Company-operated	12/9/2025
Beijing, China — Da Rong Cheng Art Park	Licensed	12/12/2025
Mason, OH — Mason	Company-operated	12/17/2025
Hong Kong, China — Langham Place	Licensed	12/23/2025
Gyeonggi, South Korea — Paju Premium Outlet	Licensed	12/23/2025
Orlando, FL — Colonial Marketplace	Company-operated	12/30/2025
Pittsburgh, PA — Ross Park Mall	Company-operated	12/30/2025

18

BALANCE SHEETS (UNAUDITED) 19 December 31, December 25, 2025 2024 ASSETS Current assets: Cash and cash equivalents 360,123$ 320,714$ Accounts receivable, net 32,962 19,687 Inventories 7,182 6,014 Prepaid expenses and other current assets 30,080 21,801 Total current assets 430,347 368,216 Property and equipment, net of accumulated depreciation of $551,004 and $457,186 respectively. 625,851 551,600 Operating lease assets 507,253 424,611 Deferred income taxes, net 322,385 341,586 Other assets 10,373 10,958 TOTAL ASSETS 1,896,209$ 1,696,971$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 24,747$ 23,609$ Accrued expenses 103,354 63,005 Accrued wages and related liabilities 25,481 25,422 Operating lease liabilities, current 63,553 55,739 Other current liabilities 27,783 19,538 Total current liabilities 244,918 187,313 Long-term debt 247,731 246,683 Long-term operating lease liabilities 575,138 494,499 Liabilities under tax receivable agreement, net of current portion 244,463 247,017 Other long-term liabilities 30,210 27,833 Total liabilities 1,342,460 1,203,345 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of December 31, 2025 and December 25, 2024. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 40,254,281 and 40,068,068 shares issued and outstanding as of December 31, 2025 and December 25, 2024, respectively. 40 40 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,434,789 and 2,455,713 shares issued and outstanding as of December 31, 2025 and December 25, 2024, respectively. 2 2 Additional paid-in capital 452,577 442,993 Retained earnings 72,709 26,984 Accumulated other comprehensive loss (1) (1) Total stockholders' equity attributable to Shake Shack, Inc. 525,327 470,018 Non-controlling interests 28,422 23,608 Total equity 553,749 493,626 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,896,209$ 1,696,971$ (in thousands, except share and per share amounts)

STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share amounts)	Fiscal Quarter Ended December 31, 2025 (1)		Fiscal Quarter Ended December 25, 2024		Fiscal Year Ended December 31, 2025 (1)		Fiscal Year Ended December 25, 2024	
Shack sales	$ 385,258	96.2%	$ 316,632	96.3%	$ 1,391,166	96.3%	$ 1,207,561	96.4%
Licensing revenue	15,273	3.8%	12,052	3.7%	54,140	3.7%	45,047	3.6%
TOTAL REVENUE	400,531	100.0%	328,684	100.0%	1,445,306	100.0%	1,252,608	100.0%
Shack-level operating expenses[2]:								
Food and paper costs	110,595	28.7%	88,578	28.0%	396,714	28.5%	339,940	28.2%
Labor and related expenses	97,934	25.4%	85,104	26.9%	360,693	25.9%	338,750	28.1%
Other operating expenses	59,868	15.5%	47,008	14.8%	212,677	15.3%	178,381	14.8%
Occupancy and related expenses	29,413	7.6%	24,047	7.6%	106,632	7.7%	93,069	7.7%
General and administrative expenses	50,541	12.6%	41,099	12.5%	176,233	12.2%	149,047	11.9%
Depreciation and amortization expense	26,433	6.6%	25,809	7.9%	106,600	7.4%	102,468	8.2%
Pre-opening costs	5,203	1.3%	5,118	1.6%	18,001	1.2%	15,547	1.2%
Impairments, loss on disposal of assets, and Shack closures	1,800	0.4%	1,711	0.5%	5,248	0.4%	32,368	2.6%
TOTAL EXPENSES	381,787	95.3%	318,474	96.9%	1,382,798	95.7%	1,249,570	99.8%
INCOME FROM OPERATIONS	18,744	4.7%	10,210	3.1%	62,508	4.3%	3,038	0.2%
Other income, net	3,336	0.8%	3,241	1.0%	12,260	0.8%	13,251	1.1%
Interest expense	(544)	(0.1)%	(512)	(0.2)%	(2,159)	(0.1)%	(2,045)	(0.2)%
INCOME BEFORE INCOME TAXES	21,536	5.4%	12,939	3.9%	72,609	5.0%	14,244	1.1%
Income tax expense	8,537	2.1%	3,606	1.1%	22,903	1.6%	3,424	0.3%
NET INCOME	12,999	3.2%	9,333	2.8%	49,706	3.4%	10,820	0.9%
Less: Net income attributable to non-controlling interests	1,168	0.3%	623	0.2%	3,981	0.3%	613	0.0%
NET INCOME ATTRIBUTABLE TO SHAKE SHACK INC.	$ 11,831	3.0%	$ 8,710	2.6%	$ 45,725	3.2%	$ 10,207	0.8%
Earnings per share of Class A common stock:								
Basic	$ 0.29		$ 0.22		$ 1.14		$ 0.26	
Diluted	$ 0.28		$ 0.21		$ 1.09		$ 0.24	
Weighted-average shares of Class A common stock outstanding:								
Basic	40,254		40,047		40,212		39,830	
Diluted	41,831		41,872		41,847		44,203	

(1) The Company operates on a 52/53 week fiscal year. Fiscal year 2025 had 53 weeks with the extra operating week occurring in fiscal fourth quarter 2025.

(2) As a percentage of Shack sales.

20

CASH FLOW STATEMENTS (UNAUDITED) 21 December 31, December 25, (in thousands) 2025 2024 OPERATING ACTIVITIES Net income (including amounts attributable to non-controlling interests) 49,706$ 10,820$ Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization expense 106,600 102,468 Amortization of debt issuance costs 1,048 1,047 Amortization of cloud computing assets 2,188 2,138 Non-cash operating lease cost 88,849 77,432 Equity-based compensation 19,503 15,915 Deferred income taxes 16,616 (1,054) Non-cash interest 45 (102) Net amortization of discount on held-to-maturity securities - (440) Impairments, loss on disposal of assets, and Shack closures 5,248 32,368 Changes in operating assets and liabilities: Accounts receivable (9,546) (2,839) Inventories (1,168) (610) Prepaid expenses and other current assets (3,115) (2,629) Other assets (5,959) (2,896) Accounts payable (1,527) 3,356 Accrued expenses 29,902 6,644 Accrued wages and related liabilities 59 4,477 Other current liabilities 3,436 (712) Operating lease liabilities (82,683) (77,167) Other long-term liabilities 3,153 2,939 NET CASH PROVIDED BY OPERATING ACTIVITIES 222,355 171,155 INVESTING ACTIVITIES Purchases of property and equipment (165,849) (135,499) Maturities of held-to-maturity marketable securities - 69,420 NET CASH USED IN INVESTING ACTIVITIES (165,849) (66,079) FINANCING ACTIVITIES Payments on principal of finance leases (5,511) (3,964) Deferred financing costs (10) - Distributions paid to non-controlling interest holders (1,842) (482) Payments under tax receivable agreement (37) - Net proceeds from stock option exercises 123 1,627 Employee withholding taxes related to net settled equity awards (9,820) (6,198) NET CASH USED IN FINANCING ACTIVITIES (17,097) (9,017) Effect of exchange rate changes on cash and cash equivalents - 2 INCREASE IN CASH AND CASH EQUIVALENTS 39,409 96,061 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 320,714 224,653 CASH AND CASH EQUIVALENTS AT END OF PERIOD 360,123$ 320,714$ Fiscal Year Ended

RESTAURANT -LEVEL PROFIT DEFINITIONS 22 Restaurant -Level Profit “Restaurant-level profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. Restaurant -level Profit Margin "Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Restaurant-level profit and Restaurant-level profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Restaurant-level profit and Restaurant-level profit margin are key metrics used interally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Restaurant-level profit and Restaurant-level profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision-maki g. Limitations of the Usefulness of this Measure Restaurant-level profit and Restaurant-level profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Restaurant-level profit and Restaurant-level profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Restaurant-level profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Restaurant-level profit and Restaurant-level profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Restaurant-level profit to operating income, the most directly comparable GAAP financial measure, is set forth on next slide.

RESTAURANT-LEVEL PROFIT

(dollar amounts in thousands)	Fiscal Quarter Ended December 31, 2025 [1]	Fiscal Quarter Ended December 25, 2024	Fiscal Year Ended December 31, 2025 [1]	Fiscal Year Ended December 25, 2024
Income from operations	$ 18,744	$ 10,210	$ 62,508	$ 3,038
Less:				
Licensing revenue	15,273	12,052	54,140	45,047
Add:				
General and administrative expenses	50,541	41,099	176,233	149,047
Depreciation and amortization expense	26,433	25,809	106,600	102,468
Pre-opening costs	5,203	5,118	18,001	15,547
Impairments, loss on disposal of assets, and Shack closures	1,800	1,711	5,248	32,368
Adjustment:				
Employee benefit charges[2]	-	-	-	453
Restaurant-level profit	$ 87,448	$ 71,895	$ 314,450	$ 257,874
Total revenue	$ 400,531	$ 328,684	$ 1,445,306	$ 1,252,608
Less: Licensing revenue	15,273	12,052	54,140	45,047
Shack sales	$ 385,258	$ 316,632	$ 1,391,166	$ 1,207,561
Restaurant-level profit margin[3]	22.7%	22.7%	22.6%	21.4%

(1) The Company operates on a 52/53 week fiscal year. Fiscal year 2025 had 53 weeks with the extra operating week occurring in fiscal fourth quarter 2025.

(2) Expenses related to California healthcare charges for fiscal 2020 through 2023 which do not represent fiscal 2024 Labor and related expenses.

(3) As a percentage of Shack sales.

23

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud- based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income, the most directly comparable GAAP measure, is set forth on next slide. ADJUSTED EBITDA DEFINITIONS 24

ADJUSTED EBITDA

(dollar amounts in thousands)	Fiscal Quarter Ended December 31, 2025 [1]	Fiscal Quarter Ended December 25, 2024	Fiscal Year Ended December 31, 2025 [1]	Fiscal Year Ended December 25, 2024
Net income	$ 12,999	$ 9,333	$ 49,706	$ 10,820
Depreciation and amortization expense	26,433	25,809	106,600	102,468
Interest expense, net	499	474	1,994	1,284
Income tax expense	8,537	3,606	22,903	3,424
EBITDA	$ 48,468	$ 39,222	$ 181,203	$ 117,996
EBITDA margin	12.1%	11.9%	12.5%	9.4%
Equity-based compensation	5,330	4,376	19,503	15,915
Amortization of cloud-based software implementation costs	512	561	2,188	2,138
Impairments, loss on disposal of assets, and Shack closures	1,800	1,711	5,248	32,368
Legal settlements[2]	-	-	983	-
Severance	-	-	379	-
Restatement costs[3]	-	778	354	2,378
CEO transition costs	-	38	35	679
Employee benefit charges[4]	-	-	-	453
Other[5]	-	8	3	3,652
Adjusted EBITDA	$ 56,110	$ 46,694	$ 209,896	$ 175,579
Adjusted EBITDA margin[6]	14.0%	14.2%	14.5%	14.0%

(1) The Company operates on a 52/53 week fiscal year. Fiscal year 2025 had 53 weeks with the extra operating week occurring in fiscal fourth quarter 2025.

(2) Expenses incurred to establish accruals related to the settlements of legal matters.

(3) Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K.

(4) Expenses related to California healthcare charges for fiscal 2020 through 2023 which do not represent fiscal 2024 Labor and related expenses.

(5) Expenses incurred for professional fees related to non-recurring matters.

(6) Calculated as a percentage of Total revenue, which was $400.5 million and $1,445.3 million for the fiscal quarter and fiscal year ended December 31, 2025, respectively, and $328.7 million and $1,252.6 million for the fiscal quarter and fiscal year ended December 25, 2024, respectively.

25

Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share Adjusted pro forma net income represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non- recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma earnings per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should not be considered alternatives to Net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income attributable to Shake Shack Inc. Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. ADJUSTED PRO FORMA NET INCOME AND INCOME PER SHARE DEFINITIONS 26

ADJUSTED PRO FORMA NET INCOME AND EARNINGS PER SHARE

(in thousands, except per share amounts)	Fiscal Quarter Ended		Fiscal Year Ended	
	December 31, 2025 (1)	December 25, 2024	December 31, 2025 (1)	December 25, 2024
Numerator:				
Net income attributable to Shake Shack Inc.	$ 11,831	$ 8,710	$ 45,725	$ 10,207
Adjustments:				
Reallocation of Net income attributable to non-controlling interests from the assumed exchange of LLC Interests[2]	1,168	623	3,981	613
Impairment charges and Shack closures[3]	1,045	1,191	2,949	29,348
Legal settlements[4]	-	-	983	-
Severance	-	-	379	-
Restatement costs[5]	-	778	354	2,378
CEO transition costs	-	38	35	679
Employee benefit charges[6]	-	-	-	453
Other[7]	-	8	3	3,652
Tax impact of above adjustments[8]	2,543	269	3,906	(6,785)
Adjusted pro forma net income	$ 16,587	$ 11,617	$ 58,315	$ 40,545
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted	41,831	41,872	41,847	44,203
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock[2]	2,434	2,456	2,441	-
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted	44,265	44,328	44,288	44,203
Adjusted pro forma earnings per fully exchanged share—diluted	$ 0.37	$ 0.26	$ 1.32	$ 0.92

	Fiscal Quarter Ended		Fiscal Year Ended	
	December 31, 2025	December 25, 2024	December 31, 2025	December 25, 2024
Earnings per share of Class A common stock—diluted	$ 0.28	$ 0.21	$ 1.09	$ 0.24
Assumed exchange of LLC Interests for shares of Class A common stock[2]	0.01	-	0.03	-
Non-GAAP adjustments[9]	0.08	0.05	0.20	0.68
Adjusted pro forma earnings per fully exchanged share—diluted	$ 0.37	$ 0.26	$ 1.32	$ 0.92

(1) The Company operates on a 52/53 week fiscal year. Fiscal year 2025 had 53 weeks with the extra operating week occurring in fiscal fourth quarter 2025.

(2) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(3) Expenses incurred related to Shack closures and impairment charges during fiscal 2024 and fiscal 2025.

(4) Expenses incurred to establish accruals related to the settlements of legal matters.

(5) Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K.

(6) Expenses related to California healthcare charges for fiscal 2020 through 2023 which do not represent fiscal 2024 Labor and related expenses.

(7) Expenses incurred for professional fees related to non-recurring matters.

(8) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 26.5% and 24.6% for the fiscal quarter and fiscal year ended December 31, 2025, respectively, and 22.3% and 20.1% for the fiscal quarter and fiscal year ended December 25, 2024, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(9) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted pro forma net income above, for additional information.

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Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurri g items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over peri d because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, wh ch are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax ra e, as determined under GAAP. While this measure is useful in evaluating the Company's performance, itdo s not account for the effective tax rate attributable to the non-c trolling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. ADJUSTED PRO FORMA EFFECTIVE TAX RATE DEFINITIONS 28

2025 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Fiscal Quarter Ended December 31, 2025			Fiscal Year Ended December 31, 2025		
	Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate	Income Tax Expense (Benefit)	Income Before Income Taxes	Effective Tax Rate
As reported	$ 8,537	$ 21,536	39.6%	$ 22,903	$ 72,609	31.5%
Non-GAAP adjustments (before tax):						
Legal settlements	-	-	-	-	983	-
Severance	-	-	-	-	379	-
Impairment charge and Shack closures	-	1,045	-	-	2,949	-
CEO transition costs	-	-	-	-	35	-
Restatement costs	-	-	-	-	354	-
Other adjustments	-	-	-	-	3	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(2,543)	-	-	(3,906)	-	-
Adjusted pro forma	**$ 5,994**	**$ 22,581**	**26.5%**	**$ 18,997**	**$ 77,312**	**24.6%**
Less:						
Net tax impact from stock-based compensation	(92)	-	-	475	-	-
Adjusted pro forma (excluding windfall tax benefits)	**$ 5,902**	**$ 22,581**	**26.1%**	**$ 19,472**	**$ 77,312**	**25.2%**

2024 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Fiscal Quarter Ended December 25, 2024			Fiscal Year Ended December 25, 2024		
	Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate	Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate
As reported	$ 3,606	$ 12,939	27.9%	$ 3,424	$ 14,244	24.0%
Non-GAAP adjustments (before tax):						
Impairment charge and Shack closures	-	1,191	-	-	29,348	-
CEO transition costs	-	38	-	-	679	-
Professional fees for non-recurring matters	-	8	-	-	3,652	-
Restatement costs	-	778	-	-	2,378	-
Employee benefit charges	-	-	-	-	453	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(269)	-	-	6,785	-	-
Adjusted pro forma	**$ 3,337**	**$ 14,954**	**22.3%**	**$ 10,209**	**$ 50,754**	**20.1%**
Less:						
Net tax impact from stock-based compensation	1,115	-	-	2,275	-	-
Adjusted pro forma (excluding windfall tax benefits)	**$ 4,452**	**$ 14,954**	**29.8%**	**$ 12,484**	**$ 50,754**	**24.6%**

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INVESTOR CONTACT Alison Sternberg, Shake Shack Head of Investor Relations (844) Shack -04 (844 -742 -2504) investor@shakeshack.com MEDIA CONTACT Meg Davis, Shake Shack mcastranova@shakeshack.com CONTACT INFORMATION